Exhibit 4.1

SPECIMEN UNIT CERTIFICATE

NUMBER [●]U	UNITS

YOTTA ACQUISITION CORPORATION

SEE REVERSE FOR CERTAIN DEFINITIONS	CUSIP

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK, ONE REDEEMABLE WARRANT AND
ONE RIGHT TO RECEIVE ONE-TENTH (1/10) OF ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT _____________________________________________________________________________________________________ is the owner of ________________________________________________________________________________________________________Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.0001 per share (“Common Stock”), of Yotta Acquisition Corporation, a Delaware corporation (the “Company”), and one redeemable warrant (the “Warrant(s)”). Each redeemable warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per full share (subject to adjustment), upon the later to occur of (i) the Company’s completion of a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”) or (ii) 12 months from the closing of the Company’s initial public offering. The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to the 90th day after the date of the prospectus relating to the Company’s initial public offering (“IPO”), subject to earlier separation in the discretion of Chardan Capital Markets, LLC, provided that the Company has filed with the Securities and Exchange Commission a Current Report on Form 8-K which includes an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the IPO and issued a press release announcing when separate trading will begin.

The terms of the Warrants are governed by a warrant agreement (the “Warrant Agreement”), dated as of [●], 2022, between the Company and VStock Transfer LLC, as the warrant agent, and is subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. A copy of the Warrant Agreement is on file at the office of VStock Transfer LLC at 18 Lafayette Place, Woodmere, New York 11598 and is available to Warrants holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By
	Chief Executive Officer	Secretary

Yotta Acquisition Corporation

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
					(Cust)		(Minor)
TEN ENT	—	as tenants by the entireties
under Uniform Gifts to Minors Act
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint

Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder(s) of this certificate shall be entitled to receive a pro-rata portion of the funds from the trust account with respect to the common stock underlying this certificate only in the event that (i) the Company is forced to liquidate because it does not consummate an initial business combination within the period of time set forth in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (the “Charter”) or (ii) if the holder(s) seek(s) to convert his, her or its shares upon consummation of, or tender(s) his, her or its shares in a tender offer in connection with, an initial business combination or in connection with certain amendments to the Charter. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.